UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2013

Rand Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Worcester Road, Suite 401, Framingham, Massachusetts		01701
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(508) 663-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements

On September 3, 2013, Rand Worldwide, Inc. (the "Company") entered into an Incentive Option Agreement (an "Agreement") with each of Marc L. Dulude, the Company’s Chief Executive Officer, Lawrence Rychlak, the Company’s President and Chief Financial Officer, and Robert F. Heeg, the Company’s Executive Vice President (each, an "Optionee"), to evidence stock options (each, an "Option" and collectively, the "Options") that were granted on August 21, 2013 pursuant to the Company’s Omnibus Equity Compensation Plan (the "Plan"). The Agreements entitle Messrs. Dulude, Rychlak and Heeg to purchase 278,550 shares of the Company’s common stock (the "Common Stock"), 139,275 shares of Common Stock, and 139,275 shares of Common Stock, respectively, at an exercise price of $.98 per share. Each Option, which is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), has a 10-year term and will vest at the rate of 25% per year on each of August 21, 2014, August 21, 2015, August 21, 2016 and August 21, 2017.

An Optionee may exercise the vested portion of his Option during its term by delivering notice thereof to the Company together with payment of the aggregate exercise price for the portion being exercised and any required withholding taxes. If an Optionee’s employment with the Company terminates because he becomes disabled (as defined in Section 22(e)(3) of the Code) or dies, then the Optionee or his trustee, executor or administrator, as applicable, may exercise the unexercised portion of the Option at any time within the shorter of the Option’s term or 12 months after the date of such termination, but only to the extent such portion was vested at the time of termination. If an Optionee’s employment is terminated by the Company for Cause (as defined in the Plan), then any unexercised portion of the Option, whether vested or unvested, will immediately lapse and be forfeited as of the date of such termination. If the Optionee’s employment terminates for any other reason, then the Optionee may exercise the unexercised portion of the Option at any time within the shorter of the Option’s term or 45 days after the date of such termination, but only to the extent such portion was vested at the time of termination. In all cases, any portion of the Option that is not exercisable at the time of the Optionee’s termination of employment or which is exercisable but is not exercised within the time periods described above will terminate.

The number of shares subject to each Option, the kind of securities to be issued upon its exercise, and its exercise price are subject to adjustment as provided in the Plan and the Agreement to reflect any stock dividend, stock split, recapitalization, merger, reorganization, consolidation and/or any other extraordinary or unusual event or transaction affecting the outstanding shares of Common Stock. In the event of a Change in Control (as defined in the Plan), the Compensation Committee of the Company’s Board of Directors may, upon notice to the Optionee, provide that (i) any portion of the Option that has not yet become fully vested shall become fully vested, (ii) the portion of the Option that has not been exercised shall be cancelled at the effective time of the Change in Control but that the Optionee shall have the right, between the date of the notice and such effective time, to exercise such portion, and/or (iii) the portion of the Option that has not been exercised shall be cancelled at the effective time of the Change in Control but that the Optionee shall be paid, in cash or shares of Common Stock, or any combination thereof, the value of such portion of the Option based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the Change in Control.

The terms of the Plan, including the terms of stock options granted thereunder, were discussed in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on October 3, 2012 under the heading, "Approval of the Company’s Omnibus Equity Compensation Plan (Proposal 2)", which discussion is incorporated herein by reference. The foregoing information is intended only as a summary and is qualified in its entirety by the terms of the Agreement, the form of which is filed herewith as Exhibit 10.1, and the Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rand Worldwide, Inc.

September 4, 2103	By:	Lawrence Rychlak

Name: Lawrence Rychlak
Title: President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Incentive Option Agreement under the Omnibus Equity Compensation Plan (filed herewith)